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                                                                      Exhibit 24


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to The Publishing Company of North America, Inc. 1996 Stock Plan of our report dated February 21, 1997, with respect to the financial statements of The Publishing Company of North America, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.







  /s/  Ernst & Young LLP
---------------------------------
Orlando, Florida
May 20, 1997